Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Brookfield Private Equity Fund LP

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is Brookfield Private Equity Fund LP (the “Partnership”).

SECOND: The address of the Partnership’s registered office in the State of Delaware is 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

THIRD: The name of the General Partner of the Partnership is Brookfield Private Equity Fund GP LLC and its mailing address is c/o Brookfield Asset Management Ltd., 250 Vesey Street, 15th Floor, New York, NY 10281-1023.

IN WITNESS WHEREOF, the undersigned, being the General Partner hereinabove named, does hereby execute this Certificate of Limited Partnership this May 21, 2025.

Brookfield Private Equity Fund GP LLC, as General Partner of the Partnership

By: Brookfield Private Equity Fund Officer GP LLC, its sole member

By:	/s/ Adam Sachs
Name:	Adam Sachs
Title:	Chief Compliance Officer